Exhibit 1

British American Tobacco p.l.c.

Correction: Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

This announcement replaces the notification of PDMR dealings released on 9 May 2023 at 16:00hrs GMT, 24 August 2023 at 15:40hrs GMT and 13 November 2023 at 15:00hrs GMT. Due to an administrative error, the number of Deferred Stock Units credited to Holly Keller Koeppel were incorrectly reported. The total overstatement is 9.75 units, and the announcement below has been corrected to reflect these changes. All other information remains the same.

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Holly Keller Koeppel
2	Reason for the notification
a)	Position/status	Non-Executive Director
b)	Initial notification /Amendment	Amendment
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument
Deferred Stock Units (“DSUs”) tracking the value of British American Tobacco p.l.c. American Depositary Shares (“ADSs”) in accordance with the terms of the Reynolds American Inc. Amended and Restated Deferred Compensation Plan.

	Identification code	N/A because the transaction relates to financial instruments linked to the issuer’s ADSs
b)	Nature of the transaction	Credit of additional DSUs by reference to the value of dividends declared on the ADSs underlying the DSUs.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		$Nil	577.48

d)	Aggregated information - Aggregated volume - Price	577.48 $Nil
e)	Date of the transaction	2023-05-08
f)	Place of the transaction	Outside a trading venue

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Holly Keller Koeppel
2	Reason for the notification
a)	Position/status	Non-Executive Director
b)	Initial notification /Amendment	Amendment
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument
Deferred Stock Units (“DSUs”) tracking the value of British American Tobacco p.l.c. American Depositary Shares (“ADSs”) in accordance with the terms of the Reynolds American Inc. Amended and Restated Deferred Compensation Plan.

	Identification code	N/A because the transaction relates to financial instruments linked to the issuer’s ADSs
b)	Nature of the transaction	Credit of additional DSUs by reference to the value of dividends declared on the ADSs underlying the DSUs.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		$Nil	670.27

d)	Aggregated information - Aggregated volume - Price	670.27 $Nil
e)	Date of the transaction	2023-08-23
f)	Place of the transaction	Outside a trading venue

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Holly Keller Koeppel
2	Reason for the notification
a)	Position/status	Non-Executive Director
b)	Initial notification /Amendment	Amendment
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument
Deferred Stock Units (“DSUs”) tracking the value of British American Tobacco p.l.c. American Depositary Shares (“ADSs”) in accordance with the terms of the Reynolds American Inc. Amended and Restated Deferred Compensation Plan.

	Identification code	N/A because the transaction relates to financial instruments linked to the issuer’s ADSs
b)	Nature of the transaction	Credit of additional DSUs by reference to the value of dividends declared on the ADSs underlying the DSUs.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		$Nil	689.57

d)	Aggregated information - Aggregated volume - Price	689.57 $Nil
e)	Date of the transaction	2023-11-08
f)	Place of the transaction	Outside a trading venue

Name of officer of issuer responsible for making notification: Nancy Jiang Date of notification: 11 December 2023